WAINOCO DEFERRED COMPENSATION PLAN FOR DIRECTORS

I.   Purpose
     The purpose of this Plan is to provide Directors with the opportunity to defer their Director's Fees on an elective basis.

II.  Definitions
     When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

     A. "Beneficiary" means the individual(s) and/or trust(s) designated by a Participant to receive his Accounts under the Plan on his death or, if no designation is in effect, his estate.

     B.  "Board" means the Board of Directors of the Company.

     C. "Committee" means the committee of Directors, who need not be Participants in the Plan, appointed by the Board to administer this Plan. A member of the Committee shall abstain from acting in any Plan matter concerning himself or in which a conflict of interest may exist. If all members of the Committee are unable to act, the President of the Company shall be the Committee.

     D. "Disability" means a Participant who has resigned from the Board due to having incurred a physical or mental disability that prevents the individual from fulfilling his duties as a Director.

     E. "Director's Fee" means the retainer, Committee fees and meeting fees paid to a Director by the Company for serving on the Board.

     F. "Entry Date" means, with respect to the 1994 Plan Year, May 1, 1994, and, with respect to future Plan Years, January 1 of each such year; provided, however, with respect to an individual who first becomes a Director after the Entry Date applicable to such Plan Year, Entry Date shall mean the first day of the month coinciding with or next following the date the individual becomes a Director.

     G.  "Participant" means a Director who has, or any former
Director who continues to have, an Account maintained on his behalf under the Plan.

     H. "Plan Year" means the calendar year; provided, however, the 1994 Plan Year shall begin May 1, 1994 and end December 31,
1994.

     I. "Retirement" means a Director's termination as a member of the Board on or after reaching age 65.

     Throughout this Plan, where appropriate, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

III. Elective Deferrals

     A. Participation. Each Plan Year a Director may elect to defer all or any part of his Director's Fees for that Plan Year by giving written notice to the Company setting forth the Participant's election for such Plan Year as to the percentage of his Director's Fee to be deferred for such Plan Year. Deferrals will be automatically withheld pro rata throughout the Plan Year (or the remaining part thereof).

     To make an elective deferral for a specified Plan Year, a Director must deliver his executed deferred compensation election to the Company, on the form prescribed for that purpose, prior to the Entry Date for such Plan Year. All elections shall be irrevocable except that a Director may terminate a deferral election for the remainder of the Plan Year, to be effective with respect to Director's Fees to be earned after the date of such termination, by giving the Company written notice of such termination, at least 15 days prior to the month such termination is to become effective. The elections described above shall apply only to the Plan Year for which they are made. If no deferral election is timely made for a Plan Year by a Director, no elective deferrals will be made hereunder for such Director for that Plan Year.

     B. Payment Elections on Initial Participation. Upon first becoming a Participant in the Plan, a Director shall make an election as to the form of payment of his Accounts in the event his status as a Director is terminated due to Retirement or Disability, i.e., in a lump sum or in ten annual installments. The election shall be irrevocable, except that a Director may change his election by giving the Company written notice of such new election at least 12 months prior to the date his Account first becomes payable; provided, however, in the event the Director ceases to be a member of the Board within 12 months of his having filed a new election, such new election shall be void ab initio and the Director's prior election shall continue to be effective.

IV.  Maintenance of Accounts

     A. Participant Accounts. A separate Participant Account shall be established and maintained by the Company for each Director reflecting the amounts of Director's Fees, if any, deferred under the Plan by such Director. As of the end of each month in a Plan Year, an amount shall be credited to the Participant Account of each Participant to reflect the Director's Fee, if any, he deferred for such month pursuant to the Plan.

     B. Interest. Until distributed in full, each Account (or the remaining portion thereof) under the Plan shall be credited with "interest" as of the last day of each month based upon the balance in the Account on such date after first reducing the Account balance to reflect any distributions made during such month from such Account and before crediting to the Account any new elective deferrals made for such month. Interest on the Accounts for any month shall be computed using the same interest rate that is in effect from time to time under the Company's Deferred Compensation Plan for employees.

     C. Vesting. A Participant shall be immediately and at all times 100% vested in his Accounts under the Plan.

V.   Distribution of Accounts

     A. Termination of Director Status. When a Participant ceases to be a Director, his Participant Account shall be valued as of the end of the month in which such termination occurs and shall be paid to the Participant in either a single lump-sum or in ten substantially equal annual installments, whichever distribution form was elected by the Participant. Distributions shall be made or commence, as the case may be, as soon as is reasonably practicable following the first of the month coinciding with or next following such termination. All payments shall be made by Company check. In the event of the Participant's death prior to the payment of his entire balance of his Account, the remaining balance of his Account shall be paid in a single sum to the Participant's Beneficiary as soon as reasonably practicable after the Participant's death.

     B. Other Terminations. If a Participant ceases to be a Director for any reason other than Disability or Retirement, including due to death, his Account shall be valued as of the end of the month coinciding with or immediately following the date of such termination and shall be paid to the Participant (or Beneficiary, if applicable) in a single lump-sum (by Company check) as soon as is reasonably practicable thereafter.

     C. Hardship Distributions. In the event of any unforeseeable emergency, the Committee may, in its sole discretion, upon a written request of a Participant, direct the acceleration of such portion of his Participant Account as may be necessary to meet such emergency. The Committee shall require the Participant to furnish the Committee with proof of such emergency and the Participant's other financial resources as the Committee may deem necessary to evaluate a Participant's written request for a hardship payment. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code
Section 152(a)) of the Participant, the loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved --

         (i) Through reimbursement or compensation by insurance or otherwise,

         (ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

        (iii)  By cessation of deferrals under the Plan.

Withdrawals of amounts because of an unforeseeable emergency must only be permitted to the extent reasonably needed to satisfy the emergency need.

VI.  Participants' Rights

     The establishment of the Plan shall not be construed to give any Director the right to be reelected or nominated for reelection to the Board. A Participant shall not have any interest in the amounts credited to his Account until such Account is actually distributed in accordance with the Plan.
With respect to all amounts credited to his Account, the Participant shall be only a general unsecured creditor of the Company.

VII. Non-alienability and Non-transferability

     A Participant may not borrow against his Accounts and no Account may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary. However, if a former spouse of a Participant is awarded an interest in a Participant's Accounts through a judgment or order of a court, the Committee may, in its sole discretion, direct that the payment of such interest awarded to the former spouse be paid (valued as of the end of the month that the Company received written notice of such final award) to the former spouse in a lump sum; thereafter, his Participant Account shall be reduced for all Plan purposes by the amount of any such payment.

VIII. Statements of Account

     Statements will be sent to Participants as soon as practicable after the end of each Plan Year as to the balance in their Accounts as of the end of such Plan Year.

IX.  Administration

     The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof and any election form or beneficiary designation under this Plan. Any decision or interpretation of any provision of the Plan or any election or designation, eligibility to participate, benefit claim or otherwise adopted by the Committee shall be final and conclusive, except as provided in Paragraph J of Section XII.

     The individuals serving as the Committee shall be fully indemnified (to the extent permitted by law) by the Company for all claims, losses, damages or expenses incurred by them for any act, omission or construction made in connection with the Plan.

X.   Amendment and Termination

     The Plan may, at any time, be amended, suspended or terminated by the Board. No amendment, suspension or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts then credited in his Accounts. Notwithstanding anything in the Plan to the contrary, all Accounts shall become immediately payable in full upon the termination of the Plan.

XI.  Unfunded Status of the Plan

     Except as provided below, any and all payments made to a Participant (or Beneficiary) pursuant to the Plan shall be made from the general assets of the Company. All Accounts under the Plan shall be bookkeeping entries only and shall not represent a claim against any specific assets of the Company. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship between the Company and the Participant. However, the Company, in its sole discretion, may establish a grantor ("rabbi") trust (or make other arrangements) to provide for all or part of such Accounts, provided that such grantor trust or other arrangement does not result in the Plan becoming "funded" for tax or ERISA purposes.

XII. General Provisions

     A. Notices. All notices to the Company hereunder shall be delivered to the attention of the Secretary of the Company. Any notice or filing required or permitted to be given to the Committee or the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company or the Committee, as appropriate, at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     B. Controlling Law. Except to the extent superseded by applicable federal law, the laws of the State of Texas shall be controlling in all matters relating to the Plan.

     C. Captions. The captions of Sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     D. Action by the Company. Any action required or permitted by the Company under the Plan shall be by resolution of the Board or any person or persons authorized by the Board with respect to such matters.

     E. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

     F. Withholding of Taxes. The Company shall withhold from any payments hereunder all taxes required to be withheld therefrom.

     G. Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision and (ii) all other provisions of the Plan shall remain in full force and effect.

     H. No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, the Board, or any other person in the interpretation of any of the terms of the Plan or any rule or procedure established by the Committee.

     I. Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

     J. Arbitration. A Participant (or Beneficiary) may (but is not required) to elect that any dispute or controversy arising under or in connection with this Plan be settled by arbitration in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All legal fees and costs incurred by the Participant (or Beneficiary) in connection with the resolution of any dispute or controversy under or in connection with this Plan shall be reimbursed by the Company as bills for such services are presented by the Participant (or Beneficiary) to the Company.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 5th of May, 1994, effective for all purposes as of May 1, 1994.

WAINOCO OIL CORPORATION

By:    ___________________________
       s/s George E. Aldrich

Name:  ___________________________
       George E. Aldrich

Title: ___________________________
       Vice President - Controller